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                                                                    Exhibit 24.3



                         CERTIFIED COPY OF RESOLUTION
                                ADOPTED BY THE
                              BOARD OF DIRECTORS
                                      OF
                             McKESSON CORPORATION



           RESOLVED FURTHER, that each of the officers of the Corporation is hereby authorized in the name and on behalf of the Corporation to execute personally or by attorney-in-fact and file or cause to be filed with the SEC pursuant to the Securities Act a registration statement on Form S-3 (the "Registration Statement"), including a prospectus, financial statements, schedules and exhibits thereto and all amendments (including post-effective amendments) or supplements thereto, relating to the sale of the Debentures, in substantially the form presented to this meeting and with such changes as may be approved by the officer executing such Registration Statement on the Corporation's behalf (such approval to be conclusively evidenced by such officer's execution thereof), and to cause the Registration Statement and any amendments thereto to become effective under the Securities Act and the rules and regulations of the SEC thereunder;


     I CERTIFY that the foregoing is a true and correct copy of an excerpt from resolutions duly adopted at a meeting of the Board of Directors of McKesson Corporation, a Delaware corporation, held on October 27, 1993 and that said resolution has not been rescinded or amended and is now in full force and effect.

     WITNESS my hand and the seal of said Corporation this 28th day of January, 1994.







                                                          /s/Nancy A. Miller
                                                    ----------------------------
                                                          Nancy A. Miller
                                                    Vice President and Secretary